CONTACT:
Christopher G. Marshall
Chief Financial Officer
Phone: (704) 554-5901
E-mail: cmarshall@nafhinc.com

FOR IMMEDIATE RELEASE

TIB FINANCIAL CORP. REPORTS SECOND QUARTER RESULTS

NAPLES, FL. August 15, 2011 – TIB Financial Corp. (NASDAQ: TIBB)  a majority-owned subsidiary of North American Financial Holdings, Inc. (“NAFH”), today reported  its unaudited financial results for the second quarter of 2011. Operating and financial highlights include the following:

•	TIB Bank, which was the wholly-owned banking subsidiary of TIB Financial Corporation (the “Company”), was merged with and into NAFH National Bank on April 29, 2011;

•
Capital Bank, which was the wholly-owned banking subsidiary of Capital Bank Corporation (“Capital Bank Corp.”), an affiliate and majority owned subsidiary of NAFH was merged with and into NAFH National Bank on June 30, 2011;

•	NAFH National Bank changed its name to and was rebranded as Capital Bank, National Association (“Capital Bank, NA”);

•	As a result of the mergers, the Company held a 33% ownership interest in at June 30, 2011; and

•	The Company reported net income of $1.0 million and $2.0 million, or $0.07 and $0.14 per diluted share for the three and six months ended June 30, 2011.

“Following the bank subsidiary merger in the second quarter, TIB Financial Corp. now owns 33% of the newly-merged and rebranded Capital Bank, NA, which has 82 branches and $4.5 billion in assets in Florida, North Carolina and South Carolina. I am pleased with the bank’s progress in new loan originations and core deposit growth, which should set the stage for continued improvements in profitability,” stated Gene Taylor, Chairman and Chief Executive Officer of TIB Financial Corp. and NAFH.

“Capital Bank, NA is an independent, southeastern regional bank with a unique brand identity, a single integrated technology platform, a new set of value-added products, and very strong capital levels. Our team is committed to providing first-class service to our customers, and we are growing in each of our markets,” commented Chris Marshall, Chief Financial Officer of TIB Financial Corp. and NAFH.

Bank Merger

Effective April 29, 2011, TIB Bank (the “Bank”), a wholly-owned subsidiary of the Company, merged (the “Merger”) with and into NAFH National Bank (“NAFH Bank”), a national banking association, with NAFH Bank as the surviving entity. Additionally, on June 30, 2011, Capital Bank, a wholly-owned subsidiary of Capital Bank Corp., an affiliated majority-owned subsidiary of NAFH, also merged with and into NAFH Bank, with NAFH Bank as the surviving entity. In connection with the merger, NAFH Bank changed its name to Capital Bank, NA. NAFH is the owner of approximately 94% of the Company’s common stock and approximately 83% of Capital Bank Corp.’s common stock.

 Through the subsidiary bank mergers, each share of the Bank common stock was converted into the right to receive shares of Capital Bank, NA common stock based on each entity’s relative tangible book value on March 31, 2011. As a result of the mergers, the Company now owns approximately 33% of Capital Bank, NA, with NAFH directly owning 29% and Capital Bank Corp. owning the remaining 38%.

Capital Bank, NA was formed in connection with the July 16, 2010 purchase and assumption of assets and deposits of three banks – Metro Bank of Dade County (Miami, Florida), Turnberry Bank (Aventura, Florida) and First National Bank of the South (Spartanburg, South Carolina) – from the Federal Deposit Insurance Corporation (the “FDIC”) and is a party to loss sharing agreements with the FDIC covering the large majority of the loans it acquired from the FDIC. As of June 30, 2011, following the mergers, Capital Bank, NA had total assets of $4.5 billion, total deposits of $3.5 billion and shareholders’ equity of $610.3 million and operated 82 branches in Florida, North Carolina and South Carolina.

Due to its ownership level, the Company’s investment in Capital Bank, NA is recorded as an equity-method investment in that entity. As of June 30, 2011, the Company’s investment in Capital Bank, NA totaled $199.9 million, which reflected the Company’s pro rata ownership of Capital Bank, NA’s total shareholders’ equity at that date. In periods subsequent to the merger, the Company will adjust this equity investment balance based on its equity in Capital Bank, NA’s net income and comprehensive income. In connection with the Merger, the assets and liabilities of the Bank were de-consolidated from the Company’s balance sheet resulting in a significant decrease in the total assets and total liabilities of the Company in the second quarter of 2011.

Financial Discussion

The Company reported net income for the second quarter of $1.0 million compared to net income of $1.1 million for the first quarter of 2011 and a net loss of $14.1 million for the second quarter of 2010 (Predecessor Company).  Due to the Merger discussed above and the resulting deconsolidation of TIB Bank on April 29, 2011, the operating results for the second quarter of 2011 only include the results of TIB Bank for approximately 1 month and therefore are generally not comparable to the operations in prior quarters. The loss reported in the second quarter of last year was primarily due to $7.7 million in provision for loan losses recorded during the period, $5.1 million in foreclosed asset related expenses and $1.6 million in expenses incurred in connection with our capital raising activities and the termination of a related consulting agreement.

The net interest margin decreased 26 basis points to 3.08% during the quarter in comparison to 3.34% in the first quarter of 2011 due primarily to the deconsolidation of TIB Bank on April 29, 2011. Subsequent to the deconsolidation, the Company’s only interest earning asset is comprised of cash on deposit at Capital Bank NA As the Company accounts for its investment in Capital Bank NA using the equity method, the Company’s proportional share of the net after tax earnings of Capital Bank NA are recorded as Equity in income of Capital Bank NA which for the period from April 29, 2011 through June 30, 2011 was $658,000.

The provision for loan losses of $136,000 recorded during the second quarter of 2011 reflects the additional allowance for loan losses established for loans originated subsequent to September 30, 2010.

Naples Capital Advisors and Capital Bank NA’s trust department continued to establish new investment management and trust relationships, increasing the market value of assets under management by $56 million or 33% from June 30, 2010 and by $9 million, or 4% during the quarter to $225 million as of June 30, 2011.

About TIB Financial Corp.

Headquartered in Naples, Florida, TIB Financial Corp. is a financial services company with a 33% equity method investment in Capital Bank NA, a national banking association with approximately $4.5 billion in total assets and 82 full-service banking offices throughout southern Florida and the Florida Keys, North Carolina and South Carolina. TIB Financial Corp. is also the parent company of Naples Capital Advisors, Inc., a registered investment advisor with approximately $225 million of assets under advisement.

To learn more about Capital Bank NA and Naples Capital Advisors, Inc., visit www.capitalbank-us.com and www.naplescapitaladvisors.com, respectively.

Copies of recent news releases, SEC filings, price quotes, stock charts and other valuable information may be found on TIB’s investor relations site at www.tibfinancialcorp.com.  For more information, contact Christopher G. Marshall, Chief Financial Officer, at (704) 554-5901.

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Information in this press release contains forward-looking statements. Such forward looking statements can be identified by the use of forward looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “believe,” or “continue,” or the negative thereof or other variations thereof or comparable terminology.  These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, market and economic conditions, the management of our growth, the risks associated with Capital Bank NA’s loan portfolio and real estate holdings, local economic conditions affecting retail and commercial real estate, the ability to integrate our new management and directors without encountering potential difficulties, the Company’s geographic concentration in the southeastern region of the United States, ability to integrate the operations of the Bank with those of Capital Bank, NA, the potential for the interests of the other shareholders of Capital Bank, NA to differ from those of the Company, restrictions imposed by Capital Bank, NA’s loss sharing agreements with the FDIC, the assumptions and judgments required by loss share accounting and the acquisition method of accounting, competition within the industry, dependence on key personnel, government legislation and regulation, the risks associated with identification, completion and integration of any future acquisitions, risks related to Capital Bank NA’s technology and information systems, risks associated with the controlling interest of NAFH in the Company, and risks associated with the limited liquidity of the Company’s common stock. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K. The Company does not undertake a duty to update any forward-looking statements in this press release.

SUPPLEMENTAL FINANCIAL DATA IS ATTACHED

TIB FINANCIAL CORP. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)

	For the Quarter Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
	Successor Company			Predecessor Company
Interest and dividend income	$5,290	$15,844	$15,681	$17,042	$16,988
Interest expense	1,356	3,162	3,249	6,256	6,386
NET INTEREST INCOME	3,934	12,682	12,432	10,786	10,602

Provision for loan losses	136	485	402	17,072	7,700

NON-INTEREST INCOME:
Equity in income of Capital Bank NA	658	-	-	-	-
Service charges on deposit accounts	257	813	864	831	839
Fees on mortgage loans sold	144	354	449	455	481
Investment securities gains, net	-	12	-	-	993
Investment advisory and trust fees	379	387	354	328	313
Gain on bank owned life insurance policy	-	-	-	-	134
Other income	464	1,205	1,043	804	734
Total non-interest income	1,902	2,771	2,710	2,418	3,494

NON-INTEREST EXPENSE:
Salaries & employee benefits	2,250	6,501	6,632	6,610	6,413
Net occupancy expense	692	2,048	2,051	2,391	2,273
Foreclosed asset related expense	43	522	536	15,438	5,149
Other expense	1,614	4,254	4,704	5,348	6,660
Total non-interest expense	4,599	13,325	13,923	29,787	20,495

Income (loss) before income taxes	1,101	1,643	817	(33,655)	(14,099)
Income tax expense	141	575	257	-	-
NET INCOME (LOSS)	$960	$1,068	$560	$(33,655)	$(14,099)
Dividends earned by preferred shareholders and discount accretion	-	-	-	680	669
Gain on retirement of Series A preferred allocated to common shareholders	-	-	-	(24,276)	-
Net income (loss) allocated to common shareholders	$960	$1,068	$560	$(10,059)	$(14,768)

BASIC EARNINGS (LOSS) PER COMMON SHARE:	$0.08	$0.09	$0.05	$(67.69)	$(99.45)

DILUTED EARNINGS (LOSS) PER COMMON SHARE:	$0.07	$0.07	$0.03	$(67.69)	$(99.45)

TIB FINANCIAL CORP. AND SUBSIDIARIES
SELECTED FINANCIAL DATA
(Dollars and shares in thousands, except per share data)

	As of or For the Quarter Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
	Successor Company		Predecessor Company
Real estate mortgage loans:
Commercial	$-	$604,192	$600,372	$605,643	$649,679
Residential	-	232,347	225,850	228,271	235,423
Farmland	-	12,538	12,083	11,889	13,571
Construction and vacant land	-	40,503	38,956	43,584	60,698
Commercial and agricultural loans	-	60,219	60,642	61,479	68,696
Indirect auto loans	-	40,653	28,038	24,748	25,918
Home equity loans	-	30,541	29,658	33,367	36,856
Other consumer loans	-	8,471	8,730	8,862	9,759
Total loans	$-	$1,029,464	$1,004,329	$1,017,843	$1,100,600

Gross loans	$-	$1,030,377	$1,004,630	$1,017,843	$1,101,672

Net loan charge-offs (Predecessor Company)	N/A	N/A	N/A	$12,376	$7,819
Net loan charge-offs (Successor Company)	$14	$10	$-	N/A	N/A

	Successor Company		Predecessor Company
Allowance for loan losses	$-	$877	$402	$-	$27,710
Allowance for loan losses/ total loans	N/A	N/A	N/A	N/A	2.52%
Allowance for loan losses/ loans originated in Successor period	N/A	1.14%	1.76%	N/A	N/A
Allowance for loan losses excluding specific reserves	N/A	877	402	N/A	$20,352
Allowance for loan losses excluding specific reserves/non-impaired loans	N/A	N/A	N/A	N/A	2.06%
Non-performing loans	N/A	N/A	N/A	N/A	$76,632
Allowance for loan losses/non-performing loans (1)	N/A	N/A	N/A	N/A	36%
Non-performing loans/gross loans (1)	N/A	N/A	N/A	N/A	6.96%
Annualized net charge-offs/average loans	N/M	N/M	N/A	N/A	2.81%

Total interest-earning assets	$5,124	$1,546,918	$1,563,640	$1,561,983	$1,532,946
Other real estate owned	$-	$19,504	$25,673	$29,531	$38,699
Other repossessed assets	$-	$108	$104	$163	$204
Goodwill and intangibles, net of accumulated amortization	$3,288	$41,042	$41,405	$41,769	$6,510

Interest-bearing deposits:
NOW accounts	$-	$180,204	$175,349	$175,751	$194,663
Money market	-	214,532	193,904	177,763	171,495
Savings deposits	-	111,645	80,674	72,714	73,059
Time deposits	-	609,219	719,006	730,059	724,355
Non-interest bearing deposits	-	224,614	198,092	171,376	178,159
Total deposits	$-	$1,340,214	$1,367,025	$1,327,663	$1,341,731
(1) As the allowance for loan losses for the Successor Company relates to loans originated subsequent to the investment by NAFH and no such loans are considered non-performing, this ratio was not meaningful.

	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
	Successor Company			Predecessor Company
Tax equivalent net interest margin	3.08%	3.34%	3.16%	2.85%	2.74%
Non-interest expense/tax equivalent net interest income and non-interest income	78.68%	86.06%	91.76%	224.96%	144.96%
Average diluted common shares outstanding (basic for quarters ended September 30, 2010 and June 30, 2010)	13,430	14,963	18,320	149	148

	Successor Company			Predecessor Company
End of quarter common shares outstanding	12,350	12,350	11,817	7,149	149
Total equity	$180,036	$186,981	$176,750	$178,498	$39,036
Book value per common share	$14.58	$15.14	$14.96	$15.18	$22.04
Tangible book value per common share	$12.33	$11.82	$11.45	$9.33	$(21.68)
Tier 1 capital to average assets – Capital Bank, NA at June 30, 2011; TIB Bank at prior periods	10.5%	8.4%	8.1%	7.8%	3.9%
Tier 1 capital to risk weighted assets - Capital Bank, NA at June 30, 2011; TIB Bank at prior periods	17.0%	13.2%	13.0%	12.9%	5.9%
Total capital to risk weighted assets - Capital Bank, NA at June 30, 2011; TIB Bank at prior periods	17.5%	13.3%	13.1%	12.9%	7.1%

Total assets	$210,103	$1,729,342	$1,756,866	$1,737,183	$1,659,065

TIB FINANCIAL CORP. AND SUBSIDIARIES
QUARTERLY AVERAGE BALANCES AND YIELDS
(Dollars in thousands)

	Successor Company Quarter Ended June 30, 2011			Predecessor Company Quarter Ended June 30, 2010
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Loans	$339,036	$4,355	5.15%	$1,116,406	$14,656	5.27%
Investments	133,543	908	2.73%	310,715	2,292	2.96%
Interest bearing deposits	37,091	31	0.34%	119,817	75	0.25%
Federal Home Loan Bank stock	3,110	6	0.77%	10,447	7	0.27%
Total interest earning assets	512,780	5,300	4.15%	1,557,385	17,030	4.39%
Non-interest earning assets	186,690			129,101
Total assets	$699,470			$1,686,486

Interest bearing liabilities:
Time	$196,358	$580	1.18%	$714,003	$3,710	2.08%
Money market	70,570	129	0.73%	178,889	470	1.05%
NOW	60,135	50	0.33%	210,200	192	0.37%
Savings	37,353	63	0.68%	75,833	137	0.72%
Total interest-bearing deposits	364,416	822	0.90%	1,178,925	4,509	1.53%
Short-term borrowings and FHLB advances	54,076	69	0.51%	193,268	1,206	2.50%
Long-term borrowings	22,984	466	8.13%	63,000	671	4.27%
Total interest bearing liabilities	441,476	1,357	1.23%	1,435,193	6,386	1.78%

Non-interest bearing deposits	72,545			187,898
Other liabilities	5,513			12,503
Shareholders’ equity	179,936			50,892
Total liabilities and shareholders’ equity	$699,470			$1,686,486

Net interest income and spread		$3,943	2.92%		$10,644	2.61%

Net interest margin			3.08%			2.74%

_______ * Presented on a fully tax equivalent basis

	Successor Company Six Months Ended June 30, 2011			Predecessor Company Six Months Ended June 30, 2010
	Average Balances	Interest*	Yield*	Average Balances	Interest*	Yield*
Interest-earning assets:
Loans	$674,231	$17,776	5.32%	$1,147,456	$30,674	5.39%
Investment securities	270,081	3,266	2.44%	297,279	4,537	3.08%
Interest-bearing deposits in other banks	74,638	101	0.27%	120,013	149	0.25%
Federal Home Loan Bank stock	6,205	31	1.01%	10,447	10	0.19%
Total interest-earning assets	1,025,155	21,174	4.17%	1,575,195	35,370	4.53%
Non-interest earning assets	184,107			118,175
Total assets	$1,209,262			$1,693,370

Interest-bearing liabilities:
Interest-bearing deposits:
Time deposits	$418,892	$2,368	1.14%	$701,993	$7,738	2.22%
Money market	136,504	497	0.73%	191,023	998	1.05%
NOW accounts	117,528	180	0.31%	210,356	384	0.37%
Savings deposits	70,128	231	0.66%	81,490	291	0.72%
Total interest-bearing deposits	743,052	3,276	0.89%	1,184,862	9,411	1.60%
Short-term borrowings and FHLB advances	112,544	320	0.57%	193,679	2,443	2.54%
Long-term borrowings	22,948	922	8.10%	63,000	1,325	4.24%
Total interest-bearing liabilities	878,544	4,518	1.04%	1,441,541	13,179	1.84%

Non-interest bearing deposits	140,187			186,535
Other liabilities	8,265			12,058
Shareholders’ equity	182,266			53,236
Total liabilities and shareholders’ equity	$1,209,262			$1,693,370

Net interest income and spread		$16,656	3.13%		$22,191	2.69%

Net interest margin			3.28%			2.84%

(1) * Presented on a fully tax equivalent basis